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EXHIBIT 21

SUBSIDIARIES OF CARTER HOLDINGS, INC.

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Corporate Name                          Jurisdiction of Incorporation/Organization   Name Under Which Business Is Done
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
The William Carter Company              Massachusetts                                Carter's

Carter's Imagination, Inc.              Delaware                                     Carter's Imagination, Inc.

Carter's de San Pedro, Inc.             Delaware                                     Carter's de San Pedro, Inc.

Carter's Barranca Sociedad Anonima      Costa Rica                                   Carter's Barranca Sociedad Anonima

Corporation Carter Co., S.A.            Costa Rica                                   Corporation Carter Co., S.A.

Carter's de Linares                     Mexico                                       Carter's de Linares

Carter's de Montemorelus                Mexico                                       Carter's de Montemorelus
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